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                                                                    Exhibit 21.1


            P.F. Chang's China Bistro, Inc.
                          PFCCB Club - Frankford, Inc.
                          PF Chang's III, LLC
                          PFC Building III Limited Partnership
                          PFCCB Marlton LLC
                          PFCCB Licensing, Inc.
                          PFCCB Administration, Inc.
                          PFCCB Equipment LLC
                          The Arbors Club, Inc.
                          PFCCB Florida Joint Venture
                          PFCCB Halpern LLC
                          PFCCB Loutex Joint Venture
                          PFCCB Mid-Atlantic LLC
                          PFCCB Midwest LLC
                          PFCCB NewTex Joint Venture
                          PFCCB Northwest LLC
                          PFCCB NUCA LLC
                          PFCCB SoCal LLC
                          PFCCB SoCal II LLC
                          PFCCB Southeastern LLC
                          PFCCB Midwest (2003) LLC
                          PFCCB NUCA (2003) LLC
                          Pei Wei Asian Diner, Inc.
                          Pei Wei Asian Diner One LLC
                          Pei Wei Asian Diner Two (Dallas) LLP
                          Pei Wei Asian Diner Three (SoCal) LLP
                          PWAD Texas, Inc.
                          PWAD Hebron Club, Inc.
                          Pei Wei Houston, Inc.
                          Pei Wei Asian Diner Four (Houston) LLP
                          Pei Wei Asian Diner Five (Denver) LLP